POWER OF ATTORNEY

FOR

SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

________________________________________

The undersigned trustee of THE MASTERS’ SELECT FUNDS TRUST (the “Trust”) hereby appoints KENNETH E. GREGORY, JOHN M. COUGHLAN, JULIE ALLECTA, DAVID A. HEARTH, and JOY AUSILI (with full power to each of them to act alone), his attorney-in-fact and agents, in all capacities, to execute and to file any documents relating to the Registration Statements on Forms N-1A and N-14 under the Investment Company Act of 1940, as amended, and under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive orders, rulings or filings of proxy materials. The undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned trustee hereby executes this Power of Attorney as of this 11th day of April, 2005.

Trustee:

By:	/s/ Harold M. Shefrin
Harold M. Shefrin